Sub-Item 77Q(1)(g)


AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 14th day of March, 2014, by and between Federated Municipal Securities Income Trust, a Massachusetts business trust, with its principal place of business at 4000 Ericsson Drive, Warrendale, PA 15086-
7561 (the "Surviving Fund   Registrant"),  on  behalf  of  its  series,
Federated   Ohio  Municipal   Income  Fund  (the "Surviving Fund"),
and The Huntington Funds, a Delaware statutory trust, with its principal place of business at 2960 North Meridian Street, Indianapolis, IN 46208 (the "Reorganizing Fund Registrant"), on
behalf of Huntington Ohio Tax-Free Fund ("Reorganizing Fund" and, collectively with the Surviving Fund, the "Funds").
This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning ofSection368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury
Regulations  promulgated  thereunder.   The reorganization will consist of:
(i) the transfer of all or substantially all of the assets of the Reorganizing Fund (which offers Class A Shares and Institutional Shares) (the "Reorganizing Fund Shares") in exchange solely for Class A Shares, no par value per share, of the Surviving Fund ("Surviving Fund Shares"); (ii) the distribution of the Surviving Fund Shares (Class A Shares) to the holders of the outstanding shares of the Reorganizing Fund
 (Class A Shares and Institutional Shares), and (iii) the liquidation and dissolution of the Reorganizing Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

WHEREAS, the Surviving Fund and the Reorganizing Fund are separate series of the Surviving Fund Registrant and the Reorganizing Fund Registrant, respectively, the Surviving Fund Registrant and Reorganizing Fund
Registrant   are  open-end,   registered   management   investment
companies, and the Reorganizing Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest; WHEREAS, the Surviving Fund and Reorganizing Fund are authorized to issue their shares of beneficial interests, respectively;
WHEREAS, the Trustees of the Reorganizing Fund Registrant have determined that the Reorganization, with respect to the Reorganizing Fund, is in the best interests of the Reorganizing Fund;
WHEREAS, the Trustees of the Surviving Fund Registrant have determined that the Reorganization, with respect to the Surviving Fund, is in the best interests of the Surviving Fund;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I
TRANSFER OF ASSETS OF THE REORGANIZING FUND IN EXCHANGE FOR SURVIVING FUND SHARES AND LIQUIDATION AND DISSOLUTION OF THE REORGANIZING FUND

1.1   THE EXCHANGE.   Subject  to  the  terms  and  conditions  contained
herein and on the basis of the representations and warranties contained herein, the Reorganizing Fund agrees to transfer all or substantially all of its assets, as set forth in paragraph 1.2, to the Surviving Fund. In exchange, the Surviving Fund agrees to deliver to the Reorganizing Fund the number of full and fractional shares of each class of Surviving Fund Shares determined by multiplying (a) the outstanding shares of each class of the Reorganizing Fund Shares by (b) the ratio computed by dividing (x) the net asset value per share of such class of the
 Reorganizing Fund Shares by (y) the net asset value per share of the corresponding class of Surviving Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of the Reorganizing Fund Shares will receive the corresponding class of Surviving Fund Shares in
exchange for their Reorganizing Fund Shares.   Such transactions shall take
 place at the closing on the Closing Date provided for in paragraph 3.I.
1.2 ASSETS TO BE ACQUIRED. The assets of the Reorganizing Fund to be acquired by the Surviving Fund shall consist of property having a value equal to the total net assets of the Reorganizing Fund, including, without limitation, cash, securities, commodities, interests in futures and
dividends or interest receivable, owned by the Reorganizing Fund.   The
assets to be acquired by the Surviving Fund shall not include any deferred or prepaid expenses shown as an asset on the books of the Reorganizing Fund on the Closing Date, to the extent that they do not have continuing value to the Surviving Fund.
The Reorganizing Fund has provided the Surviving Fund with its most recent audited financial statements, which contain a list of all of the Reorganizing Fund's assets as of the date of such statements. The Reorganizing Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Reorganizing Fund Shares and the payment of normal operating expenses, dividends and capital gains distributions.
1.3 LIABILITIES TO BE DISCHARGED. The Reorganizing Fund will discharge all of its liabilities and obligations prior to the Closing Date.

1.4        LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing
Date as is conveniently  practicable:    (a) the  Reorganizing  Fund  will
distribute  in  complete  liquidation  of  the Reorganizing Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date (the "Reorganizing Fund Shareholders"), all of the Surviving Fund Shares received by the Reorganizing Fund pursuant to paragraph 1.1; and
(b) the Reorganizing Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.8 below. Such distribution will be accomplished by the transfer of Surviving Fund Shares credited to the account of the Reorganizing Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the name of the Reorganizing Fund Shareholders, and representing the respective pro rata  number of  Surviving Fund Shares due such shareholders.  All issued and outstanding Reorganizing Fund Shares will simultaneously be canceled on
the books of the Reorganizing Fund.   The Surviving Fund shall not issue
certificates representing Surviving Fund Shares in connection with such
transfer.   After the Closing Date, the Reorganizing  Fund  shall  not conduct  any  business  except  in  connection  with  its  dissolution  and termination.
1.5 OWNERSHIP OF SHARES. Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund's transfer agent. Surviving Fund Shares will be issued simultaneously to the Reorganizing Fund, in an amount equal in value to the aggregate net asset value of the Reorganizing Fund Shares, to be distributed to Reorganizing Fund Shareholders.
I .6         TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Reorganizing Fund Shares on the books of the Reorganizing Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Surviving Fund Shares are to be issued and transferred.
1.7         REPORTING RESPONSIBILITY.   Any reporting responsibility of the
Reorganizing Fund is and shall remain the responsibility of the Reorganizing Fund up to and including the Closing Date and such later date on which the Reorganizing Fund is liquidated.
1.8 	TERMINATION.  The Reorganizing Fund shall be dissolved and terminated promptly following the closing date and the making of all distributions pursuant to paragraph 1.4.
1.9         BOOKS AND RECORDS.   All books and records  of the Reorganizing
Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations  thereunder,  shall be available  to the Surviving
Fund from and after the Closing Date and shall be turned over to the Surviving Fund as soon as practicable following the Closing Date.
l.10 OTHER REORGANIZATION-SPECIFIC ITEMS. In connection with the Reorganization, any minimum investment amounts applicable to initial investments in the Surviving Fund Shares shall be waived with respect to the Reorganizing Fund Shareholder's initial receipt of Surviving Fund Shares as part of the Reorganization.In connection with the Reorganization, a Reorganizing Fund Shareholder will initially acquire the Surviving Fund Shares pursuant to the terms of this Agreement at net asset value, but subsequent purchases of such Surviving Fund Shares by a Reorganizing Fund Shareholder who formerly held Class A Shares of the Reorganizing Fund will be subject to any sales loads (including any front-end sales load)
applicable  to purchases of such Surviving  Fund Shares.   The applicable
sales load (including any front-end sales load) shall be waived with respect to subsequent purchases of such Surviving Fund Shares by a Reorganizing Fund Shareholder who formerly held Institutional Shares of the Reorganizing Fund.

ARTICLE II
VALUATION
2.1 VALUATION OF ASSETS. The value of the Reorganizing Fund's assets to be acquired by the Surviving Fund hereunder shall be the value of such assets at the closing on the Closing Date, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures set forth in the Surviving Fund Registrant's Declaration of Trust and the Surviving Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the respective Boards of Trustees ("Board") of the Surviving Fund Registrant and Reorganizing Fund Registrant).
2.2          VALUATION OF SHARES.   The net asset value per share of each
class of Surviving Fund Shares shall be the net asset value per share of such class of Surviving Fund Shares computed at the closing on the Closing Date, using the valuation procedures set forth in the Surviving Fund
Registrant's Declaration   of  Trust  and  the  Surviving   Fund's then
current  prospectus   and  statement   of  additional information,  or  such
other valuation procedures as shall be mutually agreed upon by the parties (and approved by their respective Boards).
2.3          SHARES TO  BE ISSUED.   The number of full and fractional
shares of each class of Surviving Fund Shares to be issued (including fractional shares, if any) in exchange for the Reorganizing Fund's assets to be acquired by the Surviving Fund pursuant to this Agreement shall be determined in accordance with paragraph 1.1
2.4          DETERMINATION OF VALUE.   For purposes  of Closing,  all
computations of value shall be made by State Street Bank and Trust Company, on behalf of the Surviving Fund and the Reorganizing Fund. The Reorganizing Fund and Surviving Fund agree to use, between the date of this Agreement and the Closing, all commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Surviving Fund and those determined in accordance with the pricing policies and procedures of the Reorganizing Fund.
ARTICLE III
CLOSING AND CLOSING DATE
3.1         CLOSING DATE.   The closing shall occur on or about May 16,
2014, or such other date(s) as the parties may agree to in writing (the "Closing Date"). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as the parties may agree. All documents required by the parties to be delivered at Closing shall be dated the Closing Date and delivered in escrow on the Closing Date. The Closing shall be deemed to commence at 4:00 p.m. Eastern Time on the Closing Date. The Closing shall be considered escrowed from and after such time on the Closing Date until the successful completion of the operational conversion and transfer of the Reorganizing Fund's assets, discharge of the Reorganizing Fund's liabilities, and issuance of the Surviving Fund shares contemplated by this Agreement have been confirmed, which is expected to be
on the next business day following the Closing Date.   The completion of the
operational conversion and transfer of the Reorganizing Fund's assets,
discharge   of  the  Reorganizing  Fund's   liabilities,  and  issuance  of
Surviving Fund shares contemplated by this Agreement shall be evidenced by a certificate signed by an officer of the Reorganizing Fund and delivered to an officer, or representative of such officer, of the Surviving Fund. Upon the parties confirming the successful completion of such actions, and subject to the conditions precedent to Closing set forth in this Agreement remaining satisfied or having been waived by the relevant party, the Closing shall be automatically released from escrow, and the Closing shall be deemed to have been consummated at 4:00p.m. Eastern Time on the Closing Date.

3.2         CUSTODIAN'S CERTIFICATE.   The Huntington National Bank, as
custodian for the Reorganizing Fund (the "Custodian"),  shall deliver at the
Closing a certificate of an authorized officer stating that:    (a) the
Reorganizing Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Surviving Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Reorganizing Fund.
3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Surviving Fund or the Reorganizing Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Surviving Fund or the Reorganizing Fund is impracticable as mutually determined by the parties in their reasonable judgment, the Closing Date shall be postponed until the first Friday that is a business day after the day when trading is fully resumed and reporting is restored.
3.4         TRANSFER AGENT'S CERTIFICATE.   Huntington Asset Services, Inc.,
as transfer agent for the Reorganizing Fund as of the Closing Date, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Reorganizing Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Surviving Fund shall issue and deliver, or cause, State Street Bank and Trust Company, its transfer agent, to issue and deliver, a confirmation evidencing Surviving Fund Shares to be credited on the Closing Date to the Secretary of the Reorganizing Fund Registrant or provide evidence satisfactory to the Reorganizing Fund that the Surviving Fund Shares have been credited to the Reorganizing Fund's account on the books
of the Surviving Fund.   At the Closing, each party shall deliver to the
other such bills of sale, assignments, checks, certificates, opinions, receipts and other instruments or documents, if any, as such other party or its counsel may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
4.1 	REPRESENTATIONS OF THE REORGANIZING FUND.    The Reorganizing Fund
Registrant, on behalf of the Reorganizing Fund, represents and warrants to the Surviving Fund Registrant, on behalf of the Surviving Fund, as follows:
a) The Reorganizing Fund is a legally designated, separate series of a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware.
b) The Reorganizing Fund Registrant is registered as an open-end management investment company under the 1940 Act, the Reorganizing Fund Registrant's registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect, and the Reorganizing Fund's shares are registered under the Securities Act of 1933, as amended ("1993 Act"), and such registration has not been revoked or rescinded and is in full force and effect.
c) The current prospectus and statement of additional information of the Reorganizing Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
d) The Reorganizing Fund is not in violation of, and the execution, delivery, and performance of this Agreement will not result in the violation of, any provision of the Reorganizing Fund Registrant's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Reorganizing Fund is a party or by which the Reorganizing Fund is bound.
e) The Reorganizing Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if
any, to be discharged as provided in paragraph 1.3 hereof.   All contracts
of the Reorganizing Fund will be terminated with respect to the Reorganizing Fund as of the Closing Date (including any such contracts with affiliated persons of the Reorganizing Fund).
f) Except as otherwise disclosed in writing to and accepted by the Surviving Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Reorganizing Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect the Reorganizing Fund's financial condition, the conduct of its business, or the ability of the Reorganizing Fund to carry out the
transactions contemplated by this Agreement.   The Reorganizing Fund knows
of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
g) The audited financial statements of the Reorganizing Fund as of December 31, 2013, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.
h)    Since the date of the financial statements referred to in sub-
paragraph
(g) above, there have been no material adverse changes in the Reorganizing Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Fund. For the purposes of this sub-paragraph (h), a decline in the net asset value of the Reorganizing Fund shall not constitute a material adverse change.
i) As of the date hereof, except as previously disclosed to the Surviving Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Reorganizing Fund's knowledge, there have been no material miscalculations of the net asset value of the Reorganizing Fund or the net asset value per share of any class or series of shares during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.
j) The minute books and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Reorganizing Fund and of the Reorganizing Fund Registrant, the Reorganizing Fund's Board and committees of the Reorganizing Fund's Board. The stock transfer ledgers and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the Reorganizing Fund Shares.
k) The Reorganizing Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.
l) All federal and other tax returns and reports of the Reorganizing Fund required by law to be filed have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Reorganizing Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
m) All issued and outstanding Reorganizing Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Reorganizing
Fund.   All of the issued and outstanding Reorganizing Fund Shares will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Reorganizing Fund's transfer agent as
provided  in paragraph 3.4.   The Reorganizing Fund has no outstanding
options, warrants, or other rights to subscribe for or purchase any of the Reorganizing Fund Shares, and has no outstanding securities convertible into any of the Reorganizing Fund Shares.
n) At the Closing Date, the Reorganizing Fund will have good and marketable title to the Reorganizing Fund's assets to be transferred to the Surviving Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Surviving Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the State of Delaware, the Surviving Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Surviving Fund.
o) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Reorganizing Fund and, subject to approval by the Reorganizing Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Reorganizing Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
p) The information to be furnished by the Reorganizing Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
q) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the Reorganizing Fund Registrant with respect to the Reorganizing Fund for use in the Proxy Statement/Prospectus (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
r) The Reorganizing Fund has qualified and elected to be treated as a "regulated investment company" under the Code (a "RIC"), as of and since its first taxable year; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon the Closing Date.
s) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act or Delaware law for the execution of this Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, or the performance of the Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Delaware law,
(ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
t) The Reorganizing Fund, and the Reorganizing Fund Registrant with respect to the Reorganizing Fund, has complied and is in compliance in all material respects with the investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Reorganizing Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the I 940 Act. There are no legal or governmental actions, investigations, inquiries, or proceedings pending or, to the knowledge of the Reorganizing Fund, threatened against the Reorganizing Fund, or the Reorganizing Fund Registrant with respect to the Reorganizing Fund, that would question the right, power or capacity of (a) the Reorganizing Fund to conduct its business as conducted now or at any time in the past, or (b) the Reorganizing Fund Registrant's ability to enter into this Agreement on behalf of the Reorganizing Fund or the Reorganizing Fund's ability to consummate the transactions contemplated by this Agreement.
4.2 REPRESENTATIONS OF THE SURVIVING FUND. The Surviving Fund Registrant, on behalf of the Surviving Fund, represents and warrants to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, as follows:
a) The Surviving Fund is a legally designated, separate series of a business trust duly organized, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts.
b) The Surviving Fund Registrant is registered as an open-end management investment company under the 1940 Act, the Surviving Fund Registrant's registration with the Commission as an investment company under the 1940 Act is in full force and effect, and the Surviving Fund's shares are registered under the 1933 Act and such registration has not been revoked or rescinded and is in full force and effect.
c) The current prospectus and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d) The Surviving Fund is not in violation of, and the execution, delivery and performance of this Agreement will not, result in a violation of, the Surviving Fund's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Surviving Fund is a party or by which it is bound.
e) Except as otherwise disclosed in writing to and accepted by the Reorganizing Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Surviving
Fund  or  any of  its properties or assets, which,   if adversely
determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Surviving Fund to carry out the transactions contemplated by this Agreement. The Surviving Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
f) The audited financial statements of the Surviving Fund as of August 31,2013 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Reorganizing Fund) fairly reflect the financial condition of the Surviving Fund as of such date, and there are no known contingent liabilities of the Surviving Fund as of such date that are not disclosed in such statements.
g)    Since the date of the financial statements referred to in sub-
paragraph
(f) above, there have been no material adverse changes in the Surviving Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and
accepted by the Reorganizing Fund.   For the purposes of this sub-paragraph
(g), a decline in the net asset value of the Surviving Fund shall not constitute a material adverse change.
h) All federal and other tax returns and reports of the Surviving Fund required by law to be filed have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Surviving Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
i) All issued and outstanding Surviving Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Surviving Fund. The Surviving Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Surviving Fund Shares, and there are no outstanding securities convertible into any Surviving Fund Shares.
j) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Surviving Fund. This Agreement constitutes a valid and binding obligation of the Surviving Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
k) Surviving Fund Shares to be issued and delivered to the Reorganizing Fund for the account of the Reorganizing Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Surviving Fund Shares, and will be fully paid and non-assessable.
l) The information to be furnished by the Surviving Fund for use in no-action letters, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
m) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the Surviving Fund Registrant with respect to the Surviving Fund for use in the Proxy Statement/Prospectus (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
n) The Surviving Fund has qualified and elected to be treated as a RIC under the Code as of and since its first taxable year; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
o) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts law for the execution of this Agreement by the Surviving Fund Registrant, for itself and on behalf of the Surviving Fund, or the performance of the Agreement by the Surviving Fund Registrant, for itself and on behalf of the Surviving Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, (ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
p) The Surviving Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
ARTICLEV
COVENANTS OF THE SURVIVING FUND AND THE REORGANIZING FUND
5.1         OPERATION IN ORDINARY COURSE.    Except for any matters
disclosed by the Surviving Fund to the Reorganizing Fund prior to the Closing Date, the Surviving Fund and the Reorganizing Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.
5.2         INVESTMENT REPRESENTATION.   The Reorganizing Fund covenants
that the Surviving Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.
5.3 ADDITIONAL INFORMATION. The Reorganizing Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Reorganizing Fund's shares.
5.4 FURTHER ACTION. Subject to the provisions of this Agreement, the Surviving Fund and the Reorganizing Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate, make effective, and preserve the tax-free reorganization status of the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
5.5 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Reorganizing Fund shall furnish the Surviving Fund, in such form as is reasonably satisfactory to the Surviving Fund, a statement of the earnings and profits of the Reorganizing Fund for federal income tax purposes that will be carried over by the Surviving Fund as a result of Section 38I of the Code, and which will be certified by the Reorganizing Fund  Registrant's
Treasurer.
5.6         APPROVAL BY SHAREHOLDERS.   The Reorganizing Fund Registrant
shall call a meeting of the Reorganizing Fund Shareholders to consider and act upon this Agreement and to take all other reasonable action necessary to obtain the approval of the transactions contemplated herein.
5.7        PREPARATION   OF   REGISTRATION   STATEMENT   AND    SCHEDULE I4C
INFORMATION STATEMENT.     The  Surviving  Fund  Registrant  will  prepare
and file with the Commission a registration statement on Form N-I4 relating to the Surviving Fund Shares to be issued to shareholders of the
Reorganizing Fund (the "Registration  Statement").   The Registration
Statement on Form N-14 shall include a proxy statement and a prospectus of the Surviving Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. The Reorganizing Fund will provide the Surviving Fund with the materials and information necessary to prepare the Proxy Statement/Prospectus for inclusion in the Registration Statement in connection with the meeting of the Reorganizing Fund's Shareholders to consider the approval of this Agreement and the transactions contemplated herein. The Surviving Fund Registrant will afford the Reorganizing Fund Registrant a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto and will obtain the Reorganizing Fund Registrant's consent to the filing thereof(such consent will not be unreasonably withheld).
5.8 PRE-CLOSING DIVIDEND. On or before the Closing Date, the Reorganizing Fund shall have declared and paid to its shareholders of record a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing all of the Reorganizing Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section I03(a) of the Code over its deductions disallowed under Sections 265 and 171 (a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.
ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUND
The obligations of the Reorganizing Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Surviving Fund of all the obligations to be performed by the Surviving Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:
All representations, covenants, and warranties of the Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Surviving Fund shall have delivered to the Reorganizing Fund a certificate executed in the Surviving Fund's name by the Surviving Fund's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Reorganizing Fund and dated as of the Closing Date, to such effect and as to such other matters as the Reorganizing Fund shall reasonably request.
ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND
The obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Reorganizing Fund of all the obligations to be performed by the Reorganizing Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:
All representations, covenants, and warranties of the Reorganizing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date, The Reorganizing Fund shall have delivered to the Surviving Fund on such Closing Date a certificate executed in the Reorganizing Fund's name by the Reorganizing Fund Registrant's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Surviving Fund and dated as of such Closing Date, to such effect and as to such other matters as the Surviving Fund shall reasonably request.
The Reorganizing Fund shall have delivered to the Surviving Fund a statement of the Reorganizing Fund's assets and liabilities, together with a list of the Reorganizing Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Reorganizing Fund Registrant.
ARTICLE VIII
FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND AND REORGANIZING FUND
If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Reorganizing Fund or the Surviving Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement
8.1 All necessary Board approvals of this Agreement and the transactions contemplated herein shall have been obtained by the Funds in
accordance with applicable law and each Fund's governing documents.   This
Agreement and the transactions contemplated herein with respect to the Reorganizing Fund shall have been approved by the requisite vote of the holders of the outstanding shares of the Reorganizing Fund in accordance with the provisions of the Reorganizing Fund Registrant's Agreement and Declaration of Trust, as amended, and Bylaws and certified copies of the resolutions evidencing such approval shall have been delivered to the Surviving Fund. Notwithstanding anything herein to the contrary, neither the  Surviving  Fund  nor  the  Reorganizing  Fund  may  waive  the conditions set  forth  in  this paragraph 8.1.
8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Reorganizing Fund, provided that either party hereto may waive any such conditions for itself.
8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. The Registration Statement and Proxy Statement/Prospectus
 shall have been mailed to the Reorganizing Fund Shareholders consistent with applicable law. To the best knowledge of the parties to this Agreement, no investigation or proceeding relating to the Registration Statement shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5 The parties shall have received an opinion of Reed Smith LLP substantially to the effect that for federal income tax purposes:
a) The transfer of all or substantially all of the Reorganizing Fund's assets to the Surviving Fund solely in exchange for Surviving Fund Shares (followed by the distribution of Surviving Fund Shares to the Reorganizing Fund Shareholders in dissolution and liquidation of the Reorganizing Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Surviving Fund and the Reorganizing Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.
b) No gain or loss will be recognized by the Surviving Fund upon the receipt of the assets of the Reorganizing Fund solely in exchange for Surviving Fund Shares.
c) No gain or loss will be recognized by the Reorganizing Fund upon the transfer of the Reorganizing Fund's assets to the Surviving Fund solely in exchange for Surviving Fund Shares or upon the distribution (whether actual or constructive) of Surviving Fund Shares to Reorganizing Fund Shareholders in exchange for their Reorganizing Fund Shares.
d) No gain or loss will be recognized by any Reorganizing Fund Shareholder upon the exchange of its Reorganizing Fund Shares for Surviving Fund Shares.
e) The aggregate tax basis of the Surviving Fund Shares received by each Reorganizing Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Reorganizing Fund Shares held by such Reorganizing Fund Shareholder immediately prior to the Reorganization. The holding period of Surviving Fund Shares received by each Reorganizing Fund Shareholder will include the period during which the Reorganizing Fund Shares exchanged therefor were held by such shareholder, provided the Reorganizing Fund Shares are held as capital assets at the time of the Reorganization.
f) The tax cost basis of the Reorganizing Fund's assets acquired by the Surviving Fund will be the same as the tax cost basis of such assets to the Reorganizing Fund immediately prior to the Reorganization. The holding period of the assets of the Reorganizing Fund in the hands of the Surviving Fund will include the period during which those assets were held by the Reorganizing Fund. Such opinion shall be based on customary assumptions and such representations as Reed Smith LLP may reasonably request and are reasonably acceptable to counsel for the Reorganizing Fund, and the Reorganizing Fund and Surviving Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Surviving Fund, the Reorganizing Fund or any Reorganizing Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Reorganizing Fund may waive the conditions set forth in this paragraph 8.5.
ARTICLE IX
EXPENSES
The Reorganizing Fund and the Surviving Fund will not bear any expenses associated with their participation in the Reorganization, except as
contemplated in this Article IX.   Federated Investment Management  Company
or its affiliates (collectively, "Federated"), and/or Huntington Asset Advisors, Inc. or its affiliates (collectively, "Reorganizing Fund Adviser"), will bear certain expenses associated with Reorganizing Fund's
and  Surviving   Fund's participation   in  the  Reorganization.    Such
reorganization expenses  include:  (a) expenses  associated  with  the preparation and filing of the Registration Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal and accounting fees incurred in connection with the preparation of the Registration Statement and Proxy Statement/Prospectus; (f) other related administrative or operational costs. The Surviving Fund shall bear expenses associated with the qualification of Surviving Fund Shares for sale in the various
  states.    In addition,  to  the  extent  that  any  transition  of
 portfolio securities is required in connection with the Reorganization, the Reorganizing Fund and the Surviving Fund may incur transaction expenses associated  with the sale and purchase of portfolio securities.

ARTICLE X
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
10.1 The Surviving Fund Registrant, on behalf of the Surviving Fund, and the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
10.2        Except   as   specified   in   the   next   sentence   set
forth   in   this   paragraph    10.2,   the representations, warranties,
 and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the
 consummation  of the transactions contemplated  hereunder.   The covenants
  to be performed after the Closing Date shall continue in effect beyond the consummation of the transactions contemplated hereunder.
ARTICLE XI
TERMINATION
This Agreement may be terminated by the mutual agreement of the Surviving
Fund Registrant and the Reorganizing Fund Registrant.   In addition, either
the Surviving Fund Registrant or the Reorganizing Fund Registrant may at its option terminate this Agreement at or before the Closing Date due to:
a)    a  breach  by  the  other  of  any  representation,   warranty,  or
agreement   contained  herein  to  be performed at or before the Closing
Date, if not cured within 30 days;
b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c)   a determination by a party's Board, as appropriate, that the
consummation  of the transactions contemplated   herein  is  not  in  the
best  interest  of  the  Reorganizing   Fund  Registrant  or  the Surviving
Fund Registrant, respectively, and notice given to the other party hereto. In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Surviving Fund, the Surviving Fund Registrant, the Reorganizing Fund, the Reorganizing Fund Registrant, or their respective Trustees or their respective officers.
ARTICLE XII
AMENDMENTS
This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, and the Surviving Fund Registrant, on behalf of the Surviving Fund, and as specifically authorized by their respective Boards; provided, however, that following the meeting of shareholders of the Reorganizing Fund pursuant to paragraph 5.6 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund Shares to be issued to the Reorganizing Fund Shareholders under this Agreement to the detriment of such Reorganizing Fund Shareholders without their further approval.
ARTICLE XIII
HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
This  Agreement  shall  be  governed  by  and  construed  in  accordance with  the  laws  of  the Commonwealth of Pennsylvania.
This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, trust, or entities other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this  Agreement.
It is expressly agreed that the obligations of the Surviving Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Surviving Fund Registrant personally, but shall bind only the property of the Surviving Fund, as provided in the Declaration of Trust of the Surviving Fund Registrant. The execution and delivery of this Agreement have been authorized by the
 Trustees of the Surviving Fund Registrant and signed by authorized officers of the Surviving Fund Registrant, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Surviving Fund as provided in the Declaration of Trust of the Surviving Fund Registrant.
It is expressly agreed that the obligations of the Reorganizing Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Reorganizing Fund Registrant personally, but shall bind only the property of the Reorganizing Fund, as provided in the Agreement and Declaration of Trust, as amended, of the Reorganizing Fund Registrant. The execution and delivery of this Agreement have been authorized by the Trustees of the Reorganizing Fund Registrant and signed by authorized officers of the Reorganizing Fund Registrant,
acting  as  such.    Neither the authorization by such Trustees nor the
execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Reorganizing Fund as provided in the Agreement and Declaration of Trust, as amended, of the Reorganizing Fund Registrant.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

FEDERATED MUNICIPAL SECURITIES INCOME TRUST on behalf of its portfolio,

FEDERATED OHIO MUNICIPAL INCOME FUND

By: /s/ John W. McGonigle
Name: John W. McGonigle
Title: Secretary

THE HUNTINGTON FUNDS
on behalf of its portfolio,
HUNTINGTON OHIO TAX-FREE FUND
By: /s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer